CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 22 2010, relating to the financial statements which appear in the December 31, 2009 Annual Report to Shareholders of Phoenix Edge Series Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Non-Public Holdings Information”, and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

April 30, 2010